Exhibit 99.1

Risk Factors Related to the Prime Broker Agreement

The risks described below will update the Fund’s previously filed risk factors to the extent applicable upon effectiveness of the Prime Broker Agreement.

Security threats to the Fund’s Vault Balance or Settlement Balance could result in the halting of Fund operations, including the creation and redemption of Baskets, and a loss of Fund assets or damage to the reputation of the Fund, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Manager believes that the Fund’s Fund Components held in the Vault Balance, as well as the Fund’s Fund Components held temporarily in the Settlement Balance, will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Fund’s Fund Components and will only become more appealing as the Fund’s assets grow. To the extent that the Fund, the Manager or the Custodial Entities are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Fund’s Fund Components may be subject to theft, loss, destruction or other attack.

The Manager believes that the security procedures in place for the Fund, including, but not limited to, offline storage, or cold storage, for a substantial portion of the Fund’s Fund Components, multiple encrypted private key “shards”, usernames, passwords and 2-step verification, are reasonably designed to safeguard the Fund’s Fund Components. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Fund. Additionally, because a portion of the Fund’s Fund Components from time to time will be held in hot storage, such Fund Components will be more vulnerable to a potential hack or other cyberattack that could lead to a loss of Fund assets.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Manager, a Custodial Entity, or otherwise, and, as a result, an unauthorized party may obtain access to an Account, the relevant private keys (and therefore Fund Components) or other data of the Fund. Additionally, outside parties may attempt to fraudulently induce employees of the Manager or a Custodial Entity to disclose sensitive information in order to gain access to the Fund’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Manager and the Custodial Entities may be unable to anticipate these techniques or implement adequate preventative measures. Moreover, the Custodial Entities will not be liable for any claims or losses arising out of or relating to the acts and/or omissions of any unauthorized third parties, except to the extent such losses are caused by a Custodial Entity’s negligence, fraud or willful misconduct.

An actual or perceived breach of an Account could harm the Fund’s operations, result in loss of the Fund’s assets, damage the Fund’s reputation and negatively affect the market perception of the effectiveness of the Fund, all of which could in turn reduce demand for the Shares, resulting in a reduction in the value of the Shares. The Fund may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

The lack of full insurance and shareholders’ limited rights of legal recourse against the Fund, Manager, Transfer Agent and Custodial Entities expose the Fund and its shareholders to the risk of loss of the Fund’s Fund Components for which no person or entity is liable.

The Fund is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Fund are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Fund nor the Manager insures the Fund’s Fund Components.

While the Custodian is required under the Prime Broker Agreement to maintain insurance coverage that is commercially reasonable for the custodial services it provides, and the Custodial Entities have advised the Manager that they maintain insurance at commercially reasonable amounts for the digital assets custodied on behalf of clients, including the Fund’s Fund Components, resulting from theft, shareholders cannot be assured that the Custodian or the Prime Broker will maintain adequate insurance or that such coverage will cover losses with respect to the Fund’s Fund Components. Moreover, while the Custodian maintains certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Manager does not know the amount of such capital reserves, and neither the Fund nor the Manager have access to such information. The Fund cannot be assured that the Custodial Entities will maintain capital reserves sufficient to cover losses with respect to the Fund’s digital assets. Furthermore, Coinbase has represented in securities filings that the total value of crypto assets in its possession and control is significantly greater than the total value of insurance coverage that would compensate Coinbase in the event of theft or other loss of funds.

Furthermore, the Custodial Entities’ aggregate maximum liability with respect to breach of their obligations under the Prime Broker Agreement will not exceed the greater of: (i) the value of the Fund Components or cash involved in the event, including but not limited to transaction(s) or deliveries(s), giving rise to such liability at the time of the event giving rise to such liability; (ii) the aggregate amount of fees paid by the Fund to the Custodial Entities in respect of the Custody and Prime Broker Services in the 12-month period prior to the event giving rise to such liability; or (iii) five million U.S. dollars. The Custodian’s total liability under the Prime Broker Agreement will not exceed the greater of: (i) the aggregate amount of fees paid by the Fund to the Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the Fund Components on deposit in the Vault Balance at the time of the events giving rise to the liability occurred, the value of which will be determined in accordance with the Prime Broker Agreement.

In addition, the Custodian’s maximum liability in respect of each cold storage address that holds Fund Components is limited to the “Cold Storage Threshold” of $100 million. The Manager monitors the value of Fund Components deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of Fund Components deposited in each cold storage address on business days. Although the Cold Storage Threshold has never been met for a given cold storage address, to the extent it is met the Fund would not have a claim against the Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold. The Custodial Entities and the Fund are not liable to each other for any special, incidental, indirect, punitive, or consequential damages, whether or not the other party had been advised of such losses or knew or should have known of the possibility of such damages.

The shareholders’ recourse against the Manager and the Fund’s other service providers for the services they provide to the Fund, including those relating to the provision of instructions relating to the movement of Fund Components, is limited. Consequently, a loss may be suffered with respect to the Fund’s Fund Components that is not covered by insurance and for which no person is liable in damages. As a result, the recourse of the Fund or the shareholders, under New York law, is limited.

The Fund relies on third-party service providers to perform certain functions essential to the affairs of the Fund and the replacement of such service providers could pose challenges to the safekeeping of the Fund’s Fund Components and to the operations of the Fund.

The Fund relies on the Custodial Entities, the Authorized Participants and other third-party service providers to perform certain functions essential to managing the affairs of the Fund. In addition, Liquidity Providers are relied upon to facilitate the purchase and sale of Fund Components in connection with creations and redemptions of Shares in cash (“Cash Orders”), and the Transfer Agent and Grayscale Investments Sponsors, LLC (in such capacity, the “Liquidity Engager”), are relied upon to facilitate such Cash Orders. Any disruptions to a service provider’s business operations, resulting from business failures, financial instability, security failures, government mandated regulation or operational problems, could have an adverse impact on the Fund’s ability to access critical services and be disruptive to the operations of the Fund and require the Manager or the Liquidity Engager, as the case may be, to replace such service provider. Moreover, the Manager could decide to replace a service provider to the Fund, or the Liquidity Engager may decide to replace a Liquidity Provider, for other reasons.

If the Manager decides, or is required, to replace Coinbase Custody Fund Company, LLC as the custodian of the Fund’s Fund Components, or Coinbase, Inc. as the prime broker controlling and securing the Fund’s Settlement Balance, transfer of the respective maintenance responsibilities of the Vault Balance or the Settlement Balance to another party or parties will likely be complex and could subject the Fund’s Fund Components to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Fund’s assets.

Moreover, the legal rights of customers with respect to digital assets held on their behalf by a third-party custodian, such as the Custodial Entities, in insolvency proceedings are currently uncertain. The Prime Broker Agreement contains an agreement by the parties to treat the digital assets credited to the Fund’s Vault Balance and Settlement Balance as financial assets under Article 8 in addition to stating that the Custodian will serve as fiduciary and custodian on the Fund’s behalf with respect to the Fund’s Fund Components held in the Vault Balance, and that any Fund Components credited to the Settlement Balance will be treated as custodial assets.

The Custodial Entities’ parent, Coinbase Global, has also stated in its public securities filings that in light of the inclusion of provisions relating to Article 8 in its custody and prime broker client agreements, it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodial Entities were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. Moreover, the Custodian and the Prime Broker are potentially subject to different insolvency regimes and there is no assurance that the digital assets credited to the Fund’s Settlement Balance would be treated similarly to those credited to the Fund’s Vault Balance in an insolvency, notwithstanding the rights and obligations conferred under the Prime Broker Agreement or Coinbase Global’s views regarding the treatment of such assets under Article 8. In the event that the Custodian or the Prime Broker and/or Coinbase Global became subject to insolvency proceedings and a court were to rule that the custodied digital assets were part of the Custodian’s, the Prime Broker’s and/or Coinbase Global’s general estate and not the property of the Fund, then the Fund would be treated as a general unsecured creditor in such insolvency proceedings and the Fund would be subject to the loss of all or a significant portion of its assets.

In addition, the Custodian is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act and is licensed to custody the Fund’s Fund Components on the Fund’s behalf.

However, the SEC has recently released proposed amendments to Rule 206(4)-2 that, if enacted as proposed, would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6). Executive officers of the Custodian’s parent company have made public statements indicating that the Custodian will remain a qualified custodian under the proposed SEC rule, if enacted as currently proposed. However, there can be no assurance that the Custodian would continue to qualify as a “qualified custodian” under a final rule.

To the extent that Manager is not able to find a suitable party willing to serve as custodian, the Manager may be required to terminate the Fund and liquidate the Fund’s Fund Components. In addition, to the extent that the Manager finds a suitable party and must enter into a modified or separate custody agreement that is less favorable for the Fund or Manager and/or transfer the Fund’s assets in a relatively short time period, the safekeeping of the Fund’s Fund Components may be adversely affected, which may in turn adversely affect value of the Shares. Likewise, if the Manager is required to replace any other service provider, they may not be able to find a party willing to serve in such capacity in a timely manner or at all. If the Manager decides, or is required, to replace an Authorized Participant and/or if the Liquidity Engager decides, or is required, to replace a Liquidity Provider, this could negatively impact the Fund’s ability to create new Shares, which would impact the Shares’ liquidity and could have a negative impact on the value of the Shares.

If the Custodian resigns or is removed by the Manager or otherwise, without replacement, it would trigger early termination of the Fund.

A Custodial Entity may terminate the Prime Broker Agreement for Cause (as defined in the Prime Broker Agreement) at any time or upon one hundred eighty days’ prior written notice to the Fund, as provided under the Prime Broker Agreement. If the Custodian resigns or is removed by the Manager or otherwise, without replacement, the Fund will dissolve in accordance with the terms of the LLC Agreement.